Exhibit 35.2

ANNUAL STATEMENT OF COMPLIANCE

of

PNC BANK, NATIONAL ASSOCIATION

d/b/a MIDLAND LOAN SERVICES

Pursuant to the requirements of the applicable Servicing Agreement for the transactions listed on Schedule I hereto, the undersigned, Steven W. Smith, as Executive Vice President of Midland Loan Services, a division of PNC Bank, National Association, hereby certifies, subject to any limitations listed on Schedule I hereto, as of the date hereof, solely in his capacity as an officer and not in his individual capacity, as follows:

1.	A review of the Servicer’s activities during the calendar year 2014 (the “Reporting Period”) and of its performance under the Agreement has been made under the undersigned officer’s supervision; and

2.	To the best of the undersigned officer’s knowledge, based on such review, the Servicer has fulfilled all of its obligations under the Agreement in all material respects throughout the Reporting Period.

Dated: March 1, 2015

PNC Bank, National Association d/b/a Midland Loan Services

Steven W. Smith Executive Vice President

Member of The PNC Financial Services Group

10851 Mastin Boulevard Overland Park, Kansas 66210

800-327-8083

www.pnc.com/midland

Schedule I

Citibank, N.A.

Recipient Role	Deal Name	Series Number	Midland Role

Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2014-GC25	Special Servicer

Master Servicer of the Stamford Place loan under the GSM 2014-GC24 PSA.

Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2014-GC23	Master Servicer

Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2014-BXCH	Servicer

Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2013-GC17	Subservicer

Primary Servicer of the Miracle Mile loan under the COMM 2013-CCRE12 PSA

Certificate Administrator	Citigroup Commercial Mortgage Trust	Series 2013-GC15	Special Servicer

Trustee	DCP Rights LLC	Series 2014-1	Servicer

Non-Lead Certificate Admin	Deutsche Mortgage & Asset Receiving Corp.	COMM 2013-CCRE12	Primary Servicer

Master Servicer of the Oglethorpe Mall loan under the COMM 2013-CCRE11 PSA

Trustee	DineEquity Inc.	Series 2014-1	Servicer

Certificate Administrator	GS Mortgage Securities Corporation II	Series 2011-GC3	Special Servicer

Trustee	HOA Funding LLC	Series 2014-1	Master and Special Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2013-1	Servicer

Trustee	ICONIX Brand Group, Inc.	Series 2012-1	Servicer